UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2025.

PANAMERA HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-55569	46-5707326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 West Loop South, Suite 1820 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 878-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Upon unanimous consent of the Board, Panamera Holdings Corporation (Panamera) entered into a license agreement with Rain Cage Carbon, Inc. (Rain Cage) which was signed by Panamera and Rain Cage on July 30, 2025. The agreement outlines the terms and condition previously announced securing exclusive rights to the innovative systems of Rain Cage for use in the U.S and Mexico, including groundbreaking carbon conversion and clean energy technologies.

Houston, Texas – August 7, 2025 - Panamera Holdings Corporation (OTCID: PHCI)

Panamera Holdings, an innovative company specializing in metals recycling, domestically sourced critical earth materials from recycling CO₂, and energy production, today announced that it has successfully closed on its head license agreement with Rain Cage Carbon, Inc. under the terms and conditions previously announced, securing exclusive rights throughout the U.S. and Mexico to Rain Cage’s groundbreaking carbon conversion and clean energy technologies.

The finalized agreement marks a transformative milestone for Panamera, granting the company a 30-year exclusive license to manufacture, deploy, and commercialize Rain Cage Carbon’s technology and Rain Cage Carbon’s Eden™ System technology.

Rain Cage Carbon’s patented, proprietary processes enable clean, high-efficiency on-demand power for vital infrastructure requirements. The ability to provide off-grid power is a critical advancement in addressing AI power consumption, energy autonomy and security, and complements national policies regarding aluminum supply chains, domestic energy and usage needs, and regulatory requirements.

The Eden™ System creates low-cost advanced nanocarbon products, including carbon nanotubes and fullerenes for next-generation battery power and energy storage applications as well as a myriad of applications in aerospace, nuclear, automotive, mechanical, and electronic industries.

The unique properties of these carbon nanotubes and fullerenes provide High Electron Mobility which enables efficient charge transport and energy storage, Thermal Stability for high temperature applications, and Mechanical Strength ideal for composite materials and structural uses.

In addition to Rain Cage’s license agreement covering multiple established technologies, Panamera Holdings gains existing operations in North Dakota and a strategic investment from a major automotive producer which will allow Panamera to align the company with one of the world’s most respected automotive manufacturers and provide immediate infrastructure and operational synergies.

These developments collectively add an additional $100 million to the balance sheet and position the company to scale across North America. Given the increasing demand for clean, renewable energy and carbon-based materials in high-performance sectors, Panamera projects significant expansion potential, targeting a multi- trillion-dollar addressable market over the next decade.

Payment Terms:

1. Principal Payments: The principal amount of $4,900,000 USD shall be repaid in accordance with the following schedule:

• Payments shall be made quarterly over 18 months, starting October 1, 2025, or following the prepayment clause.

2. Payment Schedule:

• Initial Payment Intention: $500,000 USD on or before June 30, 2025, with the intention to pay the balance in June with one automatic extension till July 31, 2025.

• Quarterly Payments: $650,000 USD (= $3,900,000 / 18 months) starting October 1, 2025, and continuing until November 30, 2026.

3. Vesting Schedule:

• Vesting schedule for restricted shares per license agreement.

3 (a) One third paid within 5 business days of execution

3 (b) At the end of year 2 and 3 in 33.33% increments sequentially with ability and expectation to accelerate without penalty.

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Interest Terms:

• Accrued interest shall be paid in kind through the issuance of additional shares of Panamera's restricted common stock at the risks free rate of return of 4.9% annually.

• The number of shares to be issued shall be determined based on the average closing price of Panamera's common stock over the 15 trading days preceding the payment date, but in any case not less than $2.00 per share USD.

• No cash interest payments shall be made,

Prepayment Clause:

If Panamera has funds available in excess of the scheduled payment amount, Panamera will apply such excess funds to reduce the outstanding principal balance.

Cross-Securitization:

• The note shall be secured by 27,000,000 restricted common shares of Panamera Holdings Corporation, which shall be held in escrow until the note is fully repaid.

• In the event of default, Rain Cage shall have the right to sell or transfer the shares to satisfy the outstanding principal balance. All of the stock will collateralize performance on the USA/Mexico license agreements, specifically tied to referenceable patents and financial proformas to be mutually agreed upon.

Default Provisions:

• If Panamera fails to make any payment when due, Rain Cage and Panamera shall engage in good faith discussions to resolve the matter.

If the parties are unable to reach a resolution, Rain Cage and Panamera may accelerate the maturity date and demand resolution of any disputed performance items.

Governing Law:

• This note shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflict of laws principles.

Forward-Looking Outlook:

Panamera anticipates accelerated revenue growth beginning in FY2026. With commercial deployments and material supply agreements already in negotiation, the company is evaluating further expansion opportunities which are expected to drive significant revenue generation.

About Panamera Holdings Corporation

Panamera Holdings Corporation (OTCID: PHCI) is a U.S.-based metals and clean energy company focused on deploying advanced technologies that transform industrial and environmental challenges into profitable, sustainable solutions. Through strategic partnerships and cutting-edge technology, Panamera is building the foundation for next-generation energy and materials supply.

About Rain Cage Carbon, Inc.

Rain Cage Carbon is a private clean technology company focused on the development of profitable carbon capture and power technologies. Its applications in energy, health, and industry. Through its expanding suite of technologies, Rain Cage Carbon helps industries decarbonize while unlocking new economic opportunities.

Exhibit 99.1	Head License Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMERA HOLDINGS CORPORATION

/s/ T. Benjamin Jennings
T. Benjamin Jennings
Chairman of the Board, Chief Executive Officer, and Director

Date: August 7, 2025

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